Exhibit 99.1

SITO Mobile Appoints Industry Veteran Additions to
Management Team

Board Unanimously Approves Thomas J. Pallack, Mark Del Priore and William Seagrave as
Officers of the Company

JERSEY CITY, N.J., June 30, 2017 (GLOBE NEWSWIRE) — SITO Mobile Ltd. (NASDAQ:SITO), a leading mobile engagement platform (“SITO” or the “Company”), today announced the appointment of Thomas J. Pallack and Mark Del Priore as the Company’s Chief Executive Officer and Chief Financial Officer, respectively. Since June 1, 2017, Pallack and Del Priore served as executives of the Company on an interim basis. In addition, the Company announced the appointment of William Seagrave as the Company’s Chief Operating Officer.

Pallack’s background encompasses more than 30 years of sales, sales operations, financial and business development experience with global technology software companies such as Oracle, Ariba, Consilium and NCA. He is the Co-Founder, Chief Executive Officer and Head of Sales of SBV Solutions — Strategic Business Velocity, a software sales company, since 2005.

“Tom, Bill and Mark are proven leaders with a broad range of experiences that are uniquely suited to the future of SITO’s business,” said Brent Rosenthal, Chairman of the Board. “We are thrilled to be working closely with them for the next phase of the company’s growth.”

“I look forward to continuing to partner with the team to fulfill the company’s vision to build an enduring data and technology platform for brands and agencies,” said Tom Pallack, CEO of SITO Mobile. “Bill and I have a long history of success in creating robust solutions for the marketplace that increase shareholder value.”

Previously, Seagrave directed sales, product, and market strategies for global technology companies including: Cisco, Oracle, Intel, Baxter and venture-backed technology companies in the social marketing, consumer analytics, telecom and mobile infrastructure industries. He has extensive experience with SaaS and subscription model product lines, marketing analytics, software infrastructure, cloud, and network technologies leveraging the Internet of Things (IOT). While at Oracle, Seagrave was a founding member of the Oracle Applications team, which developed the Oracle Applications unit from a concept to a multi-billion dollar success.

“The people and product offerings at SITO provide a strong foundation for growth and expansion,” said Bill Seagrave, Chief Operating Officer of SITO Mobile. “The business is well-positioned for its next stage of development in the technology landscape.”

Prior to SITO, Del Priore was Chief Financial Officer of Go Green Global Technologies Corp, a water and fuel technology company. From 1999 to 2013, Mr. Del Priore served as a Principal at W.R. Huff Asset Management Co., L.L.C., where he evaluated and oversaw a number of W.R. Huff’s public and private investments, including a substantial portfolio of technology, telecommunications and media companies.

About SITO Mobile, Ltd.

SITO Mobile is transforming the manner in which brands connect with consumers in the real world by developing a mobile engagement platform that drives awareness, loyalty, and ultimately sales. In an increasingly mobile-first culture, SITO Mobile delivers proven location-based advertising solutions to Fortune 500 brands and agencies. Through innovation, the company uses proprietary data to build cutting edge, in-house technology, arming clients with the best resources for successful campaigns. Using in-store targeting, proximity targeting, geo-conquesting and attribution data, the platform creates audience profiles to develop measurable hyper-targeted campaigns for brands. SITO’s real-time location-based marketing technology gives us the unique advantage of understanding and shaping the future of retail and consumer behavior.

For more information, visit www.sitomobile.com.

Cautionary Statement Regarding Certain Forward-Looking Information This press release contains forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning the following: SITO’s plans and initiatives, campaign volume and average campaign dollars, our guidance and/or expectations for future quarters, our possible or assumed future results of operations; our business strategies; our ability to attract and retain customers; our ability to sell additional products and services to customers; our competitive position; our industry environment; our potential growth opportunities; and risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda or if control of our Board was to abruptly change, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K and the documents that we reference in our Annual Report on Form 10-K and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contacts:

Media Relations:

Yasmeen Coning
Chief Marketing Officer

yasmeen.coning@sitomobile.com

Darren Nicol

Director of Marketing

darren.nicol@sitomobile.com

Investor Relations

Joseph Wilkinson

SVP, Investor Relations

joseph.wilkinson@sitomobile.com